Exhibit 99.1

NASDAQ: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces Financial Results for Year and Fourth Quarter of Fiscal Year 2015

•	Total income $44.2 million for the Fiscal Year 2015, up 30.0% from prior year (excluding one-time forgiveness of debt income in 2014)

•	$84.0 Million of Cash and Investments at September 30, 2015

ENGLEWOOD CLIFFS, N.J., December 14, 2015 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a diversified financial services company, today reported its results for the fiscal year and fourth quarter ended September 30, 2015. The Company reported net income attributable to Asta Funding, Inc. of $2,016,000, or $0.15 per diluted share for the fiscal year 2015, as compared to $5,901,000, or $0.45 per diluted share for the fiscal year 2014. The Company reported net income attributable to Asta Funding, Inc. of $1,140,000, or $0.08 per diluted share in the fourth quarter of fiscal year 2015 as compared to $192,000, or $0.01 per diluted share for the fourth quarter of fiscal year 2014. The Company reported $84,042,000 in cash and investments at September 30, 2015.

Fiscal Year 2015

The Company reported net income attributable to Asta Funding, Inc. of $2,016,000 for the fiscal year ended September 30, 2015, or $0.15 per diluted share, as compared to net income of $5,901,000, or $0.45 per diluted share, for the fiscal year ended September 30, 2014. The primary reason for the decrease in net income during the fiscal year 2015 is the forgiveness of the non-recourse debt that financed the Great Seneca portfolio recorded in the third quarter of fiscal year 2014. This income was partially offset by impairments of $19,591,000, also recorded in the third quarter of fiscal year 2014. Total income was $44,178,000 in the fiscal year 2015 as compared to $33,984,000 reported in fiscal year 2014, excluding the one-time forgiveness of debt income of $26,101,000 reported in fiscal year 2014. Included in total income was finance income on consumer receivables, which increased $892,000, to $20,757,000, or 4.5% for the fiscal year ended fiscal September 30, 2015, as compared to $19,865,000 for the fiscal year ended September 30, 2014. Personal injury claims income increased $1,348,000, or 18.9% in fiscal year 2015 to $8,482,000 from $7,134,000 recorded in fiscal year 2014. Total revenue from structured settlement reported in fiscal year 2015 was $11,818,000 as compared to $5,208,000 in the prior fiscal year, an increase of $6,610,000. In addition to the expansion of the business, the increase was the result of twelve months of results in the current fiscal year as compared to nine months in fiscal year 2014, as the acquisition of CBC Settlement Funding, LLC was completed on December 31, 2013. Disability fee income increased $1,056,000, from $378,000 in the prior fiscal year to $1,434,000 in fiscal year 2015. Other income was $1,687,000 for the fiscal year ended September 30, 2015 as compared to $1,399,000 reported in the prior year.

Net cash collections from collection of receivables acquired for liquidation, including net cash collections represented by account sales, were $36,440,000 for the fiscal year ended September 30, 2015, as compared to $40,162,000 during fiscal year 2014, a decrease of $3,722,000 or 9.3%. Collections on the Great Seneca portfolio were $8,740,000 during fiscal year 2015 as compared to $10,099,000 during the prior year. In the third quarter of fiscal year 2014, the Company recorded an impairment of $19.6 million, including on the Great Seneca portfolio of $14.1 million. The carrying value of the Great Seneca portfolio was $10.5 million at September 30, 2015 as compared to $19.3 million at September 30, 2014.

The Company had a net invested balance of $64.6 million in structured settlements as of September 30, 2015 as compared to $42.1 as of September 30, 2014. In addition, the Company had an invested balance of $36.7 million in personal injury claims as of September 30, 2015 as compared to $32.4 million as of September 30, 2014. Also, the Company invested in consumer receivable portfolios in the international sector with a face value of $28.0 million at a cost of $2.1 million during the fiscal year ended September 30, 2015, as compared to $478.9 million of face value at a cost of $5.1 million in fiscal year 2014.

General and administrative expenses rose 31.0% to $36,933,000 for the fiscal year ended September 30, 2015 from $28,192,000 the prior year in part due to the full inclusion of CBC Settlement Funding, LLC as compared to nine months included in fiscal year 2014. In addition, the continued growth of GAR Disability Advocates, LLC contributed to the increase in general and administrative expenses as a result of investments in the infrastructure and networks to identify leads for new disability and social security cases. There was an increase in reserves at Pegasus Funding, LLC as we review the older cases in the portfolio. In addition, general and administrative expenses in fiscal year 2015 include one-time costs related to the review by the Division of Corporate Finance of the Securities and Exchange Commission.

Interest expense for the fiscal year ended September 30, 2015 was $2,395,000 as compared to $1,260,000 for fiscal year 2014, a result of the growth of the structured settlement business segment, in addition to the inclusion of twelve months of results in fiscal year 2015 as compared to nine months included in fiscal year 2014. In fiscal year 2015, CBC entered into two securitizations during the year totaling $38.4 million with a fixed long term interest rates. The proceeds were used to pay down its warehouse credit facility to free up capacity for the expansion of the structured settlement business segment.

Fourth Quarter Fiscal Year 2015

The Company reported net income attributable to Asta Funding, Inc. of $1,140,000, or $0.08 per diluted share, for the fourth quarter of fiscal year 2015, as compared to net income attributable to Asta Funding, Inc. of $192,000, or $0.01 per diluted share, for the same period in fiscal year 2014. The Company reported total income of $12,705,000 for the fourth quarter of fiscal year 2015, as compared to $9,157,000 reported for the fourth quarter of fiscal year 2014. Included in total income in the fourth quarter of fiscal year 2015 is $2,398,000 of revenue from personal injury claims as compared to $1,410,000 in the fourth quarter of fiscal year 2014. Additionally, total revenue from structured settlements was $4,244,000 in the fourth quarter of fiscal year 2015 as compared to $2,267,000 in the same prior year period. Revenue from finance income on consumer receivables was $5,069,000 in the fourth quarter of fiscal year 2015 as compared to $5,073,000 in the fourth quarter of fiscal year 2014. Disability fee income in the fourth quarter increased from $125,000 in fiscal year 2014 to $523,000 in the current fiscal year. Other income in the fourth quarter of fiscal year 2015 was $471,000 as compared to $282,000 in the fourth quarter of fiscal year 2014.

Net cash collections of receivables acquired for liquidation were $8,183,000 for the fourth quarter of fiscal year 2015, as compared to $9,419,000 for the fourth quarter of fiscal year 2014, down 13.1% from the prior year. Net collections on the Great Seneca portfolio were $1, 989, 000 in the fourth quarter of fiscal year 2015, as compared to $2,350,000 in the fourth quarter of fiscal year 2014.

General and administrative expenses for the fourth quarter of fiscal year 2015 were $9,140,000 as compared to $7,675,000 in the fourth quarter of fiscal year 2014, an increase of 19.1%. The increase in fourth quarter expenses in the current fiscal year resulted primarily from the growth in our structured settlement and disability advocacy businesses.

Interest expense was $685,000 in fourth quarter of fiscal year 2015 as compared to $440,000 in fourth quarter of fiscal year 2014, reflecting the increased debt needed to support the expanding structured settlement business.

Gary Stern, Chairman, President and CEO of the Company commented, “We are pleased by the results of fiscal year 2015 as all business segments contributed to the solid revenue growth we experienced this year. CBC Settlement Funding, LLC, our structured settlement business segment’s contribution to revenue more than doubled and increased to $11.8 million in fiscal year 2015. Mr. Stern continued, “We continued to have strong liquidity and a solid balance sheet, which puts us in an excellent position to make acquisitions in the financial services sector and continue to diversify our portfolio. During the fourth quarter we finalized the audit by the Internal Revenue Service with no disallowances. As previously announced, we did make a $13 million deposit with the IRS to comply with the agreed upon change in accounting method for consumer receivables for tax purposes which impacted the timing of the recognition of revenue. A significant portion of the payment is classified as prepaid taxes and a deferred tax asset with very little impact on the current year’s operating results. At September 30, 2015, our cash and investments totaled $84 million. As of today we have approximately $75 million in cash and investments. During the months of October and November 2015, we invested approximately $4 million in international consumer receivables and we repurchased approximately $5.1 million of Asta Funding stock. Our strong balance sheet puts us in an excellent position for funding our investment opportunities without the immediate need for external financing. We are not abandoning our roots, as we continue to invest in consumer portfolios in the international sector.”

A conference call to discuss the results of the fiscal year and the fourth quarter of fiscal year 2015 will be held on Monday, December 14, 2015 at 4:00 PM, EST.

Toll-free dial-in number (U.S. and Canada):

(800) 668-4132

Conference ID: 4489592

International dial-in number:

(224) 357-2196

Replay:

U.S. and Canada :(855) 859-2056

International: (404) 537-3406

Conference ID: 4489592

About Asta Funding:

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is engaged in several business segments in the financial services industry including structured settlements through our 80% owned subsidiary CBC Settlement Funding, LLC (www.cbcsettlementfunding.com.), funding of personal injury claims, through our 80% owned subsidiary Pegasus Funding, LLC, social security and disability benefit advocates through our wholly owned subsidiary GAR Disability Advocates , LCC and the business of managing for its own account the servicing of distressed consumer receivables with the concentration of acquiring consumer receivables in the international sector. For additional information, please visit our website at

http://www.astafunding.com.

Important Information about Forward-Looking Statements: All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2014 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

- Financial Tables Follow

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Finance income on consumer receivables, net	$20,757,000	$19,865,000	$5,069,000	$5,073,000
Personal injury claims income	8,482,000	7,134,000	2,398,000	1,410,000
Unrealized gain on structured settlements	7,146,000	2,840,000	2,886,000	1,400,000
Interest income on structured settlements	4,672,000	2,368,000	1,358,000	867,000
Disability fee income	1,434,000	378,000	523,000	125,000

Total revenues	42,491,000	32,585,000	12,234,000	8,875,000
Forgiveness of non-recourse debt	—	26,101,000	—	—
Other income (includes ($155,000) and ($143,000) during the years ended September 30, 2015 and 2014, respectively, of accumulated other comprehensive income reclassification for realized net losses on available for sale securities).	1,687,000	1,399,000	471,000	282,000

	44,178,000	60,085,000	12,705,000	9,157,000

Expenses:
General and administrative	36,933,000	28,192,000	9,140,000	7,675,000
Interest expense	2,395,000	1,260,000	685,000	440,000
Impairments of consumer receivables acquired for liquidation	—	19,591,000	—	—

	39,328,000	49,043,000	9,825,000	8,115,000

Income before income tax expense	4,850,000	11,042,000	2,880,000	1,042,000

Income tax expense (includes tax benefit of $58,000 and $59,000 during the years ended September 30, 2015 and 2014, respectively, of accumulated other comprehensive income reclassifications for realized net losses on available for sale securities).	2,122 ,000	4,613,000	1,221,000	805,000

Net income	2,728,000	6,429,000	1,659,000	237,000
Less: net income attributable to non-controlling interest	712,000	528,000	519,000	45,000

Net income attributable to Asta Funding, Inc.	$2,016,000	$5,901,000	$1,140,000	$192,000

Net income per share attributable to Asta Funding, Inc.:
Basic	$0.15	$0.45	$0.08	$0.01
Diluted	$0.15	$0.45	$0.08	$0.01

Weighted average number of common shares outstanding:
Basic	13,044,215	12,981,076	13,042,169	12,985,838

Diluted	13,314,605	13,205,933	13,323,796	13,199,636

ASTA FUNDING, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,
	2015	2014
ASSETS
Cash and cash equivalents	$24,315,000	$28,710,000
Available-for-sale investments	59,727,000	66,799,000
Consumer receivables acquired for liquidation (at net realizable value)	15,608,000	29,444,000
Structured settlements	64,635,000	42,079,000
Investment in personal injury claims, net	36,668,000	32,352,000
Other investments	4,239,000	—
Due from third party collection agencies and attorneys	1,422,000	1,026,000
Prepaid and income taxes receivable	6,744,000	430,000
Furniture and equipment (net of accumulated depreciation of $4,865,000 at September 30, 2015 and $4,499,000 at September 30, 2014)	480,000	756,000
Deferred income taxes	12,279,000	6,786,000
Goodwill	2,770,000	2,770,000
Other assets	8,485,000	5,986,000

Total assets	$237,372,000	$217,138,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other debt — CBC (includes non-recourse notes payable amounting to $47.0 million at September 30, 2015 and $12.7 million at September 30, 2014)	$51,611,000	$32,295,000
Other liabilities	4,441,000	3,587,000

Total liabilities	56,052,000	35,882,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000; issued and outstanding — none	—	—
Common stock, $.01 par value, authorized 30,000,000 shares; issued — 13,061,673 at September 30, 2015 and 12,985,839 at September 30, 2014; and outstanding — 12,859,873 at September 30, 2015 and 12,985,839 at September 30, 2014	131,000	130,000
Additional paid-in capital	65,011,000	63,102,000
Retained earnings	120,611,000	118,595,000
Accumulated other comprehensive (loss) income, net of income taxes	(1,685,000)	142,000
Treasury stock (at cost), 201,800 shares at September 30, 2015 and 0 shares at September 30, 2014	(1,751,000)	—
Non-controlling interests	(997,000)	(713,000)

Total stockholders’ equity	181,320,000	181,256,000

Total liabilities and stockholders’ equity	$237,372,000	$217,138,000